NUVEEN CLOSED-END FUNDS

RENEWAL OF INVESTMENT MANAGEMENT AGREEMENTS

This Agreement made this 23rd day of May 2012 by and between the funds listed on Schedule A (the “Nuveen Closed-End Funds”), and Nuveen Fund Advisors, Inc. f/k/a Nuveen Asset Management, a Delaware corporation (the “Adviser”);

WHEREAS, the parties hereto are the contracting parties under each certain Investment Management Agreement (the “Agreements”) pursuant to which the Adviser furnishes investment management and other services to each Fund; and

WHEREAS, each Agreement terminates August 1, 2012 unless continued in the manner required by the Investment Company Act of 1940; and

WHEREAS, the Board of Directors/Trustees, at a meeting called for the purpose of reviewing each Agreement, have approved each Agreement and its continuance until August 1, 2013 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in each Agreement the parties hereto do hereby continue each Agreement in effect until August 1, 2013 and ratify and confirm the Agreements in all respects.

On behalf of The Nuveen Closed-End Funds Listed on Schedule A

By:
Vice President

ATTEST:

/s/ Virginia O’Neal

NUVEEN FUND ADVISORS, INC.

By:
Managing Director

ATTEST:

/s/ Virginia O’Neal

Schedule A

TICKER SYMBOLS
Dow 30SM Enhanced Premium & Income Fund Inc.	DPO
Dow 30SM Premium & Dividend Income Fund Inc.	DPD
Global Income & Currency Fund Inc.	GCF
MLP & Strategic Equity Fund Inc.	MTP
NASDAQ Premium Income & Growth Fund Inc.	QQQX
Nuveen AMT-Free Municipal Income Fund f/k/a Nuveen Insured Tax-Free Advantage Municipal Fund	NEA
Nuveen Arizona Dividend Advantage Municipal Fund	NFZ
Nuveen Arizona Dividend Advantage Municipal Fund 2	NKR
Nuveen Arizona Dividend Advantage Municipal Fund 3	NXE
Nuveen Arizona Premium Income Municipal Fund, Inc.	NAZ
Nuveen Build America Bond Fund	NBB
Nuveen Build America Bond Opportunity Fund	NBD
Nuveen California AMT-Free Municipal Income Fund f/k/a Nuveen Insured California Tax-Free Advantage Municipal Fund	NKX
Nuveen California Dividend Advantage Municipal Fund 2	NVX
Nuveen California Dividend Advantage Municipal Fund 3	NZH
Nuveen California Dividend Advantage Municipal Fund	NAC
Nuveen California Investment Quality Municipal Fund, Inc.	NQC
Nuveen California Municipal Market Opportunity Fund, Inc.	NCO
Nuveen California Municipal Value Fund 2	NCB
Nuveen California Municipal Value Fund, Inc.	NCA
Nuveen California Performance Plus Municipal Fund, Inc.	NCP
Nuveen California Premium Income Municipal Fund	NCU
Nuveen California Quality Income Municipal Fund, Inc.	NUC
Nuveen California Select Quality Municipal Fund, Inc.	NVC
Nuveen California Select Tax-Free Income Portfolio	NXC
Nuveen Connecticut Premium Income Municipal Fund	NTC
Nuveen Core Equity Alpha Fund	JCE
Nuveen Credit Strategies Income Fund f/k/a Nuveen Multi-Strategy Income and Growth Fund 2	JQC
Nuveen Diversified Dividend and Income Fund	JDD
Nuveen Dividend Advantage Municipal Fund	NAD
Nuveen Dividend Advantage Municipal Fund 2	NXZ
Nuveen Dividend Advantage Municipal Fund 3	NZF
Nuveen Dividend Advantage Municipal Income Fund f/k/a Nuveen Insured Dividend Advantage Municipal Fund	NVG
Nuveen Energy MLP Total Return Fund	JMF
Nuveen Enhanced Municipal Value Fund	NEV
Nuveen Equity Premium Advantage Fund	JLA
Nuveen Equity Premium and Growth Fund	JPG
Nuveen Equity Premium Income Fund	JPZ
Nuveen Equity Premium Opportunity Fund	JSN
Nuveen Floating Rate Income Fund	JFR
Nuveen Floating Rate Income Opportunity Fund	JRO
Nuveen Georgia Dividend Advantage Municipal Fund 2	NKG
Nuveen Global Government Enhanced Income Fund	JGG
Nuveen Global Value Opportunities Fund	JGV
Nuveen Investment Quality Municipal Fund, Inc.	NQM
Nuveen Maryland Dividend Advantage Municipal Fund	NFM
Nuveen Maryland Dividend Advantage Municipal Fund 2	NZR
Nuveen Maryland Dividend Advantage Municipal Fund 3	NWI
Nuveen Maryland Premium Income Municipal Fund	NMY

Nuveen Massachusetts AMT-Free Municipal Income Fund f/k/a Nuveen Insured Massachusetts Tax-Free Advantage Municipal Fund	NGX
Nuveen Massachusetts Dividend Advantage Municipal Fund	NMB
Nuveen Massachusetts Premium Income Municipal Fund	NMT
Nuveen Michigan Dividend Advantage Municipal Fund	NZW
Nuveen Michigan Premium Income Municipal Fund, Inc.	NMP
Nuveen Michigan Quality Income Municipal Fund, Inc.	NUM
Nuveen Missouri Premium Income Municipal Fund	NOM
Nuveen Mortgage Opportunity Term Fund 2	JMT
Nuveen Mortgage Opportunity Term Fund	JLS
Nuveen Multi-Currency Short-Term Government Income Fund	JGT
Nuveen Municipal Advantage Fund, Inc.	NMA
Nuveen Municipal High Income Opportunity Fund 2	NMD
Nuveen Municipal High Income Opportunity Fund	NMZ
Nuveen Municipal Income Fund, Inc.	NMI
Nuveen Municipal Market Opportunity Fund, Inc.	NMO
Nuveen Municipal Opportunity Fund, Inc. f/k/a Nuveen Insured Municipal Opportunity Fund, Inc.	NIO
Nuveen Municipal Value Fund 2	NUW
Nuveen Municipal Value Fund, Inc.	NUV
Nuveen New Jersey Dividend Advantage Municipal Fund	NXJ
Nuveen New Jersey Dividend Advantage Municipal Fund 2	NUJ
Nuveen New Jersey Investment Quality Municipal Fund, Inc.	NQJ
Nuveen New Jersey Municipal Value Fund	NJV
Nuveen New Jersey Premium Income Municipal Fund, Inc.	NNJ
Nuveen New York AMT-Free Municipal Income Fund f/k/a Nuveen Insured New York Tax-Free Advantage Municipal Fund	NRK
Nuveen New York Dividend Advantage Municipal Fund 2	NXK
Nuveen New York Dividend Advantage Municipal Fund	NAN
Nuveen New York Dividend Advantage Municipal Income Fund f/k/a Nuveen Insured New York Dividend Advantage Municipal Fund	NKO
Nuveen New York Investment Quality Municipal Fund, Inc.	NQN
Nuveen New York Municipal Value Fund 2	NYV
Nuveen New York Municipal Value Fund, Inc.	NNY
Nuveen New York Performance Plus Municipal Fund, Inc.	NNP
Nuveen New York Premium Income Municipal Fund, Inc. f/k/a Nuveen Insured New York Premium Income Municipal Fund, Inc.	NNF
Nuveen New York Quality Income Municipal Fund, Inc.	NUN
Nuveen New York Select Quality Municipal Fund, Inc.	NVN
Nuveen New York Select Tax-Free Income Portfolio	NXN
Nuveen North Carolina Premium Income Municipal Fund	NNC
Nuveen Ohio Dividend Advantage Municipal Fund	NXI
Nuveen Ohio Dividend Advantage Municipal Fund 2	NBJ
Nuveen Ohio Dividend Advantage Municipal Fund 3	NVJ
Nuveen Ohio Quality Income Municipal Fund, Inc.	NUO
Nuveen Pennsylvania Dividend Advantage Municipal Fund	NXM
Nuveen Pennsylvania Dividend Advantage Municipal Fund 2	NVY
Nuveen Pennsylvania Investment Quality Municipal Fund	NQP
Nuveen Pennsylvania Municipal Value Fund	NPN
Nuveen Pennsylvania Premium Income Municipal Fund 2	NPY
Nuveen Performance Plus Municipal Fund, Inc.	NPP
Nuveen Preferred Income Opportunities Fund f/k/a Nuveen Multi-Strategy Income and Growth Fund	JPC
Nuveen Premier Municipal Income Fund, Inc.	NPF
Nuveen Premier Municipal Opportunity Fund, Inc. f/k/a Premier Nuveen Premier Insured Municipal Income Fund, Inc.	NIF
Nuveen Premium Income Municipal Fund 2, Inc.	NPM
Nuveen Premium Income Municipal Fund 4, Inc.	NPT

Nuveen Premium Income Municipal Fund, Inc.	NPI
Nuveen Premium Income Municipal Opportunity Fund f/k/a Nuveen Insured Premium Income Municipal Fund 2	NPX
Nuveen Quality Income Municipal Fund, Inc.	NQU
Nuveen Quality Municipal Fund, Inc. f/k/a Nuveen Insured Quality Municipal Fund, Inc.	NQI
Nuveen Quality Preferred Income Fund 2	JPS
Nuveen Quality Preferred Income Fund 3	JHP
Nuveen Quality Preferred Income Fund	JTP
Nuveen Real Estate Income Fund	JRS
Nuveen Select Maturities Municipal Fund	NIM
Nuveen Select Quality Municipal Fund, Inc.	NQS
Nuveen Select Tax-Free Income Portfolio 2	NXQ
Nuveen Select Tax-Free Income Portfolio 3	NXR
Nuveen Select Tax-Free Income Portfolio	NXP
Nuveen Senior Income Fund	NSL
Nuveen Short Duration Credit Opportunities Fund	JSD
Nuveen Tax-Advantaged Dividend Growth Fund	JTD
Nuveen Tax-Advantaged Total Return Strategy Fund	JTA
Nuveen Texas Quality Income Municipal Fund	NTX
Nuveen Virginia Dividend Advantage Municipal Fund	NGB
Nuveen Virginia Dividend Advantage Municipal Fund 2	NNB
Nuveen Virginia Premium Income Municipal Fund	NPV